Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Con naught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

13 July 2021

Matter No.833210

Doc Ref: 106968317

(852) 2842 9521 / (852) 2842 9580

Flora.Wong@conyers.com

Ryan.McConvey@conyers.com

Jianzhi Education Technology Group Company Limited

Sertus Chambers, Governors Square

Suite # 5-204, 23 Lime Tree Bay Avenue

P.O. BOX 2547, Grand Cayman

KY1-1104, Cayman Islands

Dear Sirs,

Re: Jianzhi Education Technology Group Company Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) relating to the offering by the Company of certain American depositary shares (the “ADSs”) representing the ordinary shares par value US$0.0001 per share of the Company (the “Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a draft of the prospectus (the “Prospectus”) contained in the Registration Statement. We have also reviewed copies of (1) the memorandum and articles of association of the Company adopted on 12 March 2018, (2)  unanimous written resolutions of the directors of the Company dated 8 July 2021 and 9 July 2021 and unanimous written resolutions of the members of the Company dated 8 July 2021 and 9 July 2021 (collectively, the “Resolutions”), (3) the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of the ADSs representing the Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 July 2021 (the “Certificate Date”), and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective immediately prior to the closing of the Company’s initial public offering of ADSs representing the Shares, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (h) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. ch'ng , Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim. Michael J. Makridakis, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman